Exhibit 99.01

Press Release

For Immediate Release

Beazer Homes USA, Inc. Announces Completion of Exchange Offer for 6.875% Senior Notes due 2015

ATLANTA, October 31, 2005—Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) announced today that it has completed its offer to exchange all of its outstanding 6.875% Senior Notes due 2015 (the “Outstanding Senior Notes”) for its 6.875% Senior Notes due 2015 which were registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Outstanding Senior Notes were issued pursuant to Rule 144A and Regulation S under the Securities Act on June 8, 2005 and July 19, 2005.  All Outstanding Senior Notes, in the aggregate principal amount of $350,000,000, were tendered.  The exchange offer expired at 5:00 p.m., New York City time, on Wednesday, October 26, 2005.

This announcement is not an offer to sell any securities or a solicitation of an offer to buy any securities.  The exchange offer was made solely by means of a prospectus dated September 23, 2005.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers.  Beazer Homes, a Fortune 500 company, is listed on the New York Stock Exchange under the ticker symbol “BZH.”

Contact:   Leslie H. Kratcoski
Vice President, Investor Relations & Corporate Communications
(770) 829-3764
lkratcos@beazer.com